Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-18962, 33-80839, 333-05709, 333-50749, 333-33266 and 333-42758 on Form S-3
and Registration Statement Nos. 33-91340 33-92918 and 333-84398 on Form S-8 of Energy Conversion Devices, Inc., of our report dated January 30, 2002, related to the financial statements of Bekaert ECD Solar Systems LLC, appearing in
Exhibit 99.1 to this Annual Report on Form 10-K of Energy Conversion Devices, Inc. for the year ended June 30, 2002.


Deloitte & Touche LLP
Detroit, Michigan
September 27, 2002




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